UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2018

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road, Andover, Massachusetts	1810
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Mercury Systems, Inc. (“Mercury” or the “Company”) has appointed Michael D. Ruppert as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective February 5, 2018. Mr. Ruppert has also been designated by the Board as the Company’s Principal Accounting Officer. Mr. Ruppert replaces Gerald M. Haines II who has left the Company on February 2, 2018.

Mr. Ruppert, age 44, joined the Company in 2014 as its Senior Vice President, Strategy and Corporate Development and in 2017 was named Executive Vice President, Strategy and Corporate Development. In that role he was responsible for the Company’s corporate development activities, including strategy, planning and mergers and acquisitions. Prior to joining the Company, from 2013 to 2014, Mr. Ruppert was Co-Founder and Managing Partner of RS Partners, LLC, a boutique advisory firm focused on the aerospace & defense industries. Previously, he was a Managing Director at UBS Investment Bank where he led the defense investment banking practice from 2011 to 2013. Mr. Ruppert also held positions in the investment banking divisions at Lazard Freres & Co from 2008 to 2011 and at Lehman Brothers from 2000 to 2008.

The Company and Mr. Ruppert are parties to a letter agreement, as amended to date (the “Letter Agreement”), a copy of which is attached as exhibit 10.1 and is incorporated herein by reference. Pursuant to the Letter Agreement, Mr. Ruppert is entitled to receive an annual base salary of $355,400 and is eligible to earn an annual target bonus equal to 90% of base salary based upon the achievement of the Company’s financial goals. Mr. Ruppert is also eligible for an over-achievement award under the Company’s annual executive bonus plan for fiscal 2018, and to participate in specified benefits available to the Company’s executives.

Pursuant to the Letter Agreement, if during his employment he should lose his job as a result of job elimination for any reason other than “cause,” or if he terminates his employment for “good reason,” he is entitled to 12 months base salary, benefits continuation and executive outplacement. In addition, to facilitate Mr. Ruppert’s relocation to work out of the Company’s corporate headquarters in Andover, MA, he is eligible to receive reimbursement of reasonable relocation expenses as outlined in, and in accordance with, the terms in his Letter Agreement.

Mr. Ruppert also has a change in control severance agreement with the Company similar to that for other non-CEO executives of the Company, a copy of which is attached as exhibit 10.2 and is incorporated herein by reference. Mr. Ruppert is entitled to change in control severance benefits if, within 18 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place with 18 months thereafter), Mr. Ruppert’s employment is terminated (1) by the Company other than for “cause” or disability or (2) by Mr. Ruppert for “good reason.” Severance benefits under the change in control severance agreement include the following, in addition to the payment of any earned or accrued compensation for services previously rendered:

1.
A lump sum cash payment equal to one and one-half times (1.5x) Mr. Ruppert’s then current annualized base salary and bonus target under the Company’s annual executive bonus plan (excluding over-achievement awards);

2.	Payment of the cost of providing Mr. Ruppert with health and dental insurance up to 18 months following such termination on the same basis as though he had remained an active employee;

3.	Payment of the cost of providing Mr. Ruppert with outplacement services up to a maximum of $45,000; and

4.	Immediate acceleration of the vesting of all Mr. Ruppert’s then outstanding stock options and other stock-based awards upon his termination, and all such awards become exercisable and non-forfeitable.

Payment of the above-described change in control severance benefits is subject to Mr. Ruppert releasing all claims against Mercury other than claims that arise from the Company’s obligations under the change in control severance agreement.

The change in control severance agreement continues in effect through June 30, 2018, subject to automatic one-year extensions thereafter unless notice is given of the Company’s or Mr. Ruppert’s intention not to extend the term of the agreement, provided that the agreement will continue in effect for not less than 18 months following a change in control that occurs during the term of the agreement.

In connection with his new responsibilities, Mr. Ruppert received a one-time restricted stock award with an aggregate value of $900,000 in the form of shares of the Company’s common stock under the Company’s 2005 Stock Incentive Plan. The number of shares covered by such award will be determined by dividing $900,000 by the average closing price of the Company’s common stock during the 30 calendar days prior to February 15, 2018, the grant date. Such award shall vest as follows: (i) one half to use time-based vesting in equal installments on each of the first three anniversaries of the grant date; and (ii) one half to use performance-based vesting, with an applicable portion of the performance-based shares vesting or forfeiting on the third anniversary of the grant date based on the achievement of specified performance criteria similar to that in the most recent annual grant for the Company’s senior executives.

Item 7.01     Regulation FD Disclosure.

On February 5, 2018, the Company issued a press release announcing that Michael D. Ruppert had been appointed to the position of Executive Vice President, Chief Financial Officer and Treasurer and that the Company was confirming its recent guidance. The press release is furnished as Exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 7, 2014, as amended to date, between Michael D. Ruppert and the Company
10.2
Form of Change in Control Severance Agreement between the Company and Non-CEO Executives (incorporated herein by reference to Exhibit 10.9.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011)

99.1	Press Release, dated February 5, 2018, of Mercury Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 6, 2018                    MERCURY SYSTEMS, INC.

By: /s/ Christopher C. Cambria
Christopher C. Cambria
Executive Vice President, General Counsel,
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated August 7, 2014, as amended to date, between Michael D. Ruppert and the Company
10.2
Form of Change in Control Severance Agreement between the Company and Non-CEO Executives (incorporated herein by reference to Exhibit 10.9.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011)

99.1	Press Release, dated February 5, 2018, of Mercury Systems, Inc.